UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 2, 2004


                          POLO RALPH LAUREN CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                      001-13057              13-2622036
(State or other jurisdiction of          (Commission           (IRS Employer
        incorporation) No.)              File Number)        Identification No.)


 650 MADISON AVENUE, NEW YORK, NEW YORK                             10022
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:            (212) 318-7000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OF ASSETS.

         On July 2, 2004 (the "CLOSING DATE"), Polo Ralph Lauren Corporation, a Delaware corporation (the "REGISTRANT"), closed its acquisition of certain of the assets and assumption of certain of the liabilities of RL Childrenswear Company, LLC, a Maryland limited liability company (the "LICENSEE"), relating to the Licensee's Polo Ralph Lauren licensed childrenswear apparel business in the United States, Canada and Mexico (the "CHILDRENSWEAR BUSINESS"). Prior to the closing, the Licensee held the exclusive license to design, manufacture, merchandise and sell Polo Ralph Lauren newborn, infant, toddler, and girls and boys apparel in the United States, Canada and Mexico.

         The purchase price for the acquisition of the Childrenswear Business consisted of approximately $240 million, which was paid in cash at closing, subject to a working capital adjustment, plus up to an additional $20 million of deferred and contingent cash payments to be paid over the three year period following the Closing Date. In addition, the Registrant has assumed certain ordinary course trade payables and accrued expenses of the Licensee. The acquisition was the result of an arm's length negotiated transaction pursuant to an Asset Purchase Agreement, dated May 25, 2004, by and among the Registrant, the Licensee and for specified purposes set forth therein, certain of the Licensee's affiliates and shareholders.

         The assets of the Licensee used in the operation of the Childrenswear Business acquired by the Registrant include, among other things, the license granted by the Registrant to the Licensee relating to the Childrenswear Business; all inventories of the Licensee; certain leases; customer lists; supplier lists; and books and records. The Registrant intents to continue to use such assets to operate the Childrenswear Business following the Closing Date.

         A copy of the press release issued by the Registrant concerning the closing of the foregoing acquisition is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)    Financial Statements.

                The financial statements required to be filed with this Current Report on Form 8-K are not included in this Current Report and will be filed by amendment as soon as practicable but not later than sixty (60) days from the date this Current Report was required to be filed.

         (b)    Pro Forma Financial Information.

                Not applicable.

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                                                                               3


         (c)    Exhibits.

                EXHIBIT NO.        DESCRIPTION
                -----------        -----------
                   99.1            Press Release of Polo Ralph Lauren
                                   Corporation, dated July 6, 2004.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     POLO RALPH LAUREN CORPORATION



                                     By: /s/ Gerald M. Chaney
                                         ---------------------------------------
                                         Name:  Gerald M. Chaney
                                         Title: Senior Vice President of Finance
                                                and Chief Financial Officer



Date:  July 6, 2004


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                               INDEX TO EXHIBITS


EXHIBIT NO.        DESCRIPTION
-----------        -----------
   99.1            Press Release of Polo Ralph Lauren Corporation,
                   dated July 6, 2004.